UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 2, 2006

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Discretionary Bonuses; Annual Cash Incentive Awards

At a meeting of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Louisiana-Pacific Corporation (“LP”) held on February 2, 2006, the Compensation Committee approved 2005 awards under the Annual Cash Incentive Award Plan to LP’s executive officers as follows:

Name	Award
Richard Frost, Chief Executive Officer	$712,320
Curtis Stevens, Executive Vice President, Administration and Chief Financial Officer	$355,520
Harold Stanton, Executive Vice President	$220,077
Jeffrey Wagner, Vice President, OSB	$153,634

Base Salaries

At a meeting of the Compensation Committee held on February 2, 2006,  the Compensation Committee established base salaries for LP’s executive officers for 2006 as follows:

Name	Base Salary
Richard Frost, Chief Executive Officer	$704,000
Curtis Stevens, Executive Vice President, Administration and Chief Financial Officer	$424,000
Harold Stanton, Executive Vice President	$296,400
Jeffrey Wagner, Vice President, OSB	$238,350

Approval of Certain Grants under the 1997 Incentive Stock Award Plan

At a meeting of the Compensation Committee held on February 2, 2006, the Compensation Committee approved awards of stock settled stock appreciation rights (“SARs”) covering specified numbers of shares of LP’s common stock to LP’s executive officers pursuant to the 1997 Incentive Stock Award Plan as follows:

Name	No. of Shares
Richard Frost, Chief Executive Officer	113,950
Curtis Stevens, Executive Vice President, Administration and Chief Financial Officer	42,730
Harold Stanton, Executive Vice President	20,300
Jeffrey Wagner, Vice President, OSB	12,130

Each SAR has a term of 10 years, vests as to one-third of the shares covered thereby on the first, second and third anniversaries of the grant thereof (subject to acceleration in specified circumstances) and has an exercise price of $28.68 per share.  Each of the awards was made pursuant to the form of Award Agreement for Stock Settled Stock Appreciation Rights which was approved at a meeting of the Compensation Committee held on November       , 2005.  The form of Award Agreement for Stock

Settled Stock Appreciation Rights is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Establishment of 2006 Annual Cash Incentive Award Opportunities

At a meeting of the Compensation Committee held on February 2, 2006, the Compensation Committee established 2006 annual cash incentive award opportunities under the Louisiana-Pacific Corporation Annual Cash Incentive Award Plan, subject to the achievement of specified performance goals.  The award opportunities are based on a combination of corporate performance and individual performance.  The award opportunities for LP’s executive officers are as follows:  Mr. Frost, 75% of base salary, or $528,000; Mr. Stevens, 55% of base salary, or $233,200; Mr. Stanton, 55% of base salary, or $163,020; and Mr. Wagner, 45% of base salary, or $107,258.

The performance goals for each executive officer are based 60% on LP’s corporate performance as measured by target earnings per share and 40% on objective individual goals unique to each of them.  Depending upon the extent to which performance goals are determined to have been met, the actual amount paid as a cash incentive award could range from 0% to 200% of the target amount relating to corporate performance and from 0% to 150% of the target amount relating to individual performance.  The applicability of specified potential adjustments to reported earnings per share for computational purposes, and the satisfaction of corporate and individual performance goals, will be determined by the Compensation Committee following the end of 2006.  Cash payments, if any, will be made as soon as practicable after the determination of the amount of the awards.

The business criteria on which individual performance goals are based include financial, strategic and other goals related to the performance of LP (in the case of Mr. Frost), specified business units (in the cases of Messrs. Stanton and Wagner) or specified functional areas (in the case of Mr. Stevens) for which an executive has responsibility and goals related to success in developing and implementing particular tasks assigned to an individual executive.  These goals, therefore, vary depending upon the responsibilities of individual executives.  Goals for one or more of LP’s executive officers include goals related to EBITDA and cash flow levels, execution of capital expenditure plans, strategic planning and execution, dispositions of specified assets, quality control, safety measures, success in developing and implementing particular management plans or systems, leadership, succession planning, relationships with specified constituencies and other specified goals.

Additional Information

The information set forth above should be read in connection with the information set forth under the caption “Executive Compensation” in LP’s Proxy Statement relating to its 2005 Annual Meeting of Stockholders, which is available at LP’s website at www.lpcorp.com and the Securities and Exchange Commission’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Award Agreement for Stock Settled Stock Appreciation Rights

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

	By:	/s/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: February 7, 2006